As filed with the Securities and Exchange Commission on February 8, 2008
Registration No. 333-72712

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

BANCORPSOUTH CAPITAL TRUST I
BANCORPSOUTH CAPITAL TRUST II
BANCORPSOUTH CAPITAL TRUST III
BANCORPSOUTH, INC.	BANCORPSOUTH CAPITAL TRUST IV
(Exact name of registrant as specified in its charter)	(Exact name of registrants as specified in their charter)
Mississippi	Delaware
(State or other jurisdiction of	(States or other jurisdictions of
incorporation or organization)	incorporation or organization)
62-6398188
N/A
N/A
64-0659571	N/A
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification Nos.)
One Mississippi Plaza	One Mississippi Plaza
Tupelo, Mississippi 38801	Tupelo, Mississippi 38801
(662) 680-2000	(662) 680-2000
(Address, including zip code, and telephone number, including	(Address, including zip code, and telephone number, including
area code, of registrant’s principal executive offices)	area code, of registrants’ principal executive offices)

With copies to:
Aubrey B. Patterson	E. Marlee Mitchell, Esq.
BancorpSouth, Inc.	Waller Lansden Dortch & Davis, LLP
One Mississippi Plaza	511 Union Street, Suite 2700
Tupelo, Mississippi 38801	Nashville, Tennessee 37219
(662) 680-2000	(615) 244-6380
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

     Approximate date of commencement of proposed sale to the public: This post-effective amendment deregisters those securities that remain unsold hereunder as of the date hereof.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
     If this Form is used to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
     Large accelerated filer ☑           Accelerated filer ☐           Non-accelerated filer ☐           Smaller reporting company ☐

EXPLANATORY NOTE
SIGNATURES

EXPLANATORY NOTE
     On November 2, 2001, each of the Registrants filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-3, Registration Statement No. 333-72712 (as subsequently amended by a Pre-Effective Amendment No. 1 to Form S-3 Registration Statement filed with the Commission on November 14, 2001 and a Pre-Effective Amendment No. 2 to Form S-3 Registration Statement filed with the Commission on December 5, 2002, the “Registration Statement”), registering an aggregate amount of up to $500,000,000 of the Registrant’s common stock, junior subordinated debt securities, debt securities and/or trust preferred securities and guarantees with respect to the trust preferred securities. In January 2002, BancorpSouth Capital Trust I and BancorpSouth, Inc. offered and sold $125,000,000 in aggregate amount of trust preferred securities and guarantees related to the trust preferred securities, respectively, pursuant to the Registration Statement.
     In accordance with the undertaking made by the Registrants in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that remained unsold at the termination of the offering, the Registrants are filing this Post-Effective Amendment No. 1 and hereby remove from registration $375,000,000 aggregate principal amount of common stock, junior subordinated debt securities, debt securities, trust preferred securities and guarantees with respect to the trust preferred securities that remain unsold under the Registration Statement. As a result of this deregistration, no securities remain registered for sale pursuant to the Registration Statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, BancorpSouth, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tupelo, state of Mississippi, on February 8, 2008.

BANCORPSOUTH, INC. (Registrant)
By:	/s/ L. Nash Allen, Jr.
L. Nash Allen, Jr.,
Treasurer and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
* Aubrey B. Patterson	Chairman of the Board and Chief Executive Officer (Principal Executive Officer) and Director	February 8, 2008
/s/ L. Nash Allen, Jr. L. Nash Allen, Jr.	Treasurer and Chief Financial Officer (Principal Financial and Accounting Officer)	February 8, 2008
* Hassell H. Franklin	Director	February 8, 2008
* W.G. Holliman, Jr.	Director	February 8, 2008
* James V. Kelley	President, Chief Operating Officer and Director	February 8, 2008
Larry G. Kirk	Director
* Turner O. Lashlee	Director	February 8, 2008
Guy W. Mitchell, III	Director
* R. Madison Murphy	Director	February 8, 2008

SIGNATURE	TITLE	DATE
* Robert C. Nolan	Director	February 8, 2008
W. Cal Partee, Jr.	Director
* Alan W. Perry	Director	February 8, 2008
* Travis E. Staub	Director	February 8, 2008

*	L. Nash Allen, Jr. hereby signs this Post-Effective Amendment No. 1 to the Registration Statement on the 8th day of February, 2008 on behalf of each of the indicated persons for whom he is attorney-in-fact pursuant to a power of attorney previously filed.

By:	/s/ L. Nash Allen, Jr.
L. Nash Allen, Jr., Attorney-in-Fact

     Pursuant to the requirements of the Securities Act of 1933, as amended, BancorpSouth Capital Trust I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tupelo, state of Mississippi, on February 8, 2008.

BancorpSouth Capital Trust I
By:	BancorpSouth, Inc., as Depositor

By:	/s/ L. Nash Allen, Jr.
L. Nash Allen, Jr.

     Pursuant to the requirements of the Securities Act of 1933, as amended, BancorpSouth Capital Trust II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tupelo, state of Mississippi, on February 8, 2008.

BancorpSouth Capital Trust II
By:	BancorpSouth, Inc., as Depositor

By:	/s/ L. Nash Allen, Jr.
L. Nash Allen, Jr.

     Pursuant to the requirements of the Securities Act of 1933, as amended, BancorpSouth Capital Trust III certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tupelo, state of Mississippi, on February 8, 2008.

BancorpSouth Capital Trust III
By:	BancorpSouth, Inc., as Depositor

By:	/s/ L. Nash Allen, Jr.
L. Nash Allen, Jr.

     Pursuant to the requirements of the Securities Act of 1933, as amended, BancorpSouth Capital Trust IV certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tupelo, state of Mississippi, on February 8, 2008.

BancorpSouth Capital Trust IV
By:	BancorpSouth, Inc., as Depositor

By:	/s/ L. Nash Allen, Jr.
L. Nash Allen, Jr.